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                                                                   EXHIBIT 23.2


                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1996, included in Pacific Gas and Electric Company's Form 8-K dated February 21, 1996, and to all references to our Firm included in this registration statement.

/s/ Arthur Anderson LLP

San Francisco, California,
    February 21, 1996